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                                                              Exhibit 99.B(H)(3)
                         Interim Accounting Agreement

                             for certain Funds of

                          WELLS FARGO VARIABLE TRUST

     This agreement is made as of this 20th day of September, 1999 (the "Agreement"), by and between Wells Fargo Variable Trust (the "Trust") on behalf of the Funds listed in Appendix A and Wells Fargo Bank, N.A. (the "interim Fund Accountant").

     WHEREAS, the Trust has approved a final Accounting Agreement with Forum Financial Accounting Services, LLC ("Forum") to provide accounting services to some of the Funds of the Trust from September 20, 1999 and for each Fund by the target conversion dates listed in Appendix A, and the Trust needs an interim Fund Accountant for the Funds listed in Appendix A.

     NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the parties agree as follows:

     1.   Appointment of Wells Fargo as Interim Fund Accountant

     The Trust on behalf of the Funds listed in Appendix A hereby appoints Wells Fargo Bank to act as Interim Fund Accountant.

     2.  Duties of the Interim Fund Accountant

     As Interim Fund Accountant, Wells Fargo Bank agrees to perform the following services for the funds listed in Appendix A:

     (a)  Maintain Fund general ledger and journal.

     (b)  Prepare and record disbursements for direct Fund expenses.

     (c)  Prepare daily money transfers.

     (d)  Reconcile all Fund bank and custodian accounts.

     (e)  Assist Fund independent auditors as appropriate.

     (f)  Prepare daily projection of available cash balances.

     (g) Record trading activity for purposes of determining net asset values and daily dividend.

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     (h)  Prepare daily portfolio evaluation report to value portfolio
          Securities and determine daily accrued income.

     (i)  Determine the daily net asset value per share.

     (j)  Determine the daily dividend per share.

     (k) Prepare monthly, quarterly, semi-annual and annual financial statements.

     (l) Provide financial information for reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933, the Internal Revenue Service and any other regulatory or governmental agencies as required.

     (m) Provide financial, yield, net asset value, etc., information to National Association of Securities Dealers, Inc., and other survey and statistical agencies as instructed from time to time by a Fund.

     3.   Fees

     For providing the services in Section 2, the Interim Fund Accountant will be entitled to receive the fees listed in Appendix B, such fees to be paid monthly.

     4.   Duration of the Agreement

     This Interim Accounting Agreement shall terminate for each Fund when Forum Financial Accounting Services, LLC begins providing accounting services to a covered Fund pursuant to the final Accounting Agreement between the Trust and Forum. In no event shall this Interim Accounting Agreement continue in effect for any Fund beyond the date of September 20, 2000, unless specifically approved by the Board.

     5.   Modification of this Agreement

     This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties to this Agreement and approved by a resolution of the Board of Trustees.

     6.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

                              WELLS FARGO VARIABLE TRUST
                              on behalf of the Funds


                              By:  /s/ Richard H. Blank, Jr.
                                   --------------------------
                                   Richard H. Blank, Jr.
                                   Assistant Secretary


                              WELLS FARGO BANK, N.A.
                              on behalf of the Interim Fund Accountant


                              By:  /s/ Michael J. Hogan
                                   --------------------------
                                   Michael J. Hogan
                                   Executive Vice President


                              By:  /s/ Karla Rabusch
                                   --------------------------
                                   Karla Rabusch
                                   Vice President

                                  Appendix A



-----------------------------------------------------------------------
                                   Interim Fund      Conversion Target
Variable Trust Funds                Accountant            Date
-----------------------------------------------------------------------
Asset Allocation Fund              Wells Fargo           3/1/2000
-----------------------------------------------------------------------
Equity Value Fund                  Wells Fargo           3/1/2000
-----------------------------------------------------------------------
Growth Fund                        Wells Fargo           3/1/2000
-----------------------------------------------------------------------
Money Market Fund                  Wells Fargo           3/1/2000
-----------------------------------------------------------------------
International Equity Fund          Wells Fargo           4/1/2000
-----------------------------------------------------------------------

                                  Appendix B
                               Fees and Expenses

                           as of September 20, 1999

(i)   Fees

(A)   Per Fund Fees

(i)   Fee per Fund                                                 $5,000/month
      Fee per Fund not listed on Appendix A as of
      September 17, 1999
          International/Global Funds and Funds with
          10% or more of month-end net assets invested in
          asset-backed securities                                  $5,833/month
          Other Funds                                              $4,167/month

(ii)  Fee per Gateway Fund (a Fund operating pursuant
      to Section 12(d)(1)(E) or 12(d)(1)(G) of the 1940 Act
      or in a similar structure)                                   $2,000/month

(iii) Fee per Core Portfolio (a Fund registered under the
      1940 Act but whose securities are not registered
      under the Securities Act of 1933)                            $5,500/month
      Fee per Core Portfolio not listed on Appendix A as of
      September 17, 1999
          International/Global Core Portfolios and Core
          Portfolios with 10% or more of month-end net
          assets invested in asset-backed securities               $6,333/month
          Other Core Portfolios                                    $4,667/month

(iv)  Fee for each additional Class of any Fund above one          $1,000/month

(B)   Basis Point Fees

     0.0025% of the average annual daily net assets of each Fund (excluding the net assets of a Fund that are invested in a Core Portfolio (i) which pays Wells Fargo a similar fee and (ii) that the Administrator or an a affiliate of the Administrator is the investment adviser or a majority of the interests of which are owned by mutual funds advised by the Administrator or an affiliate of the Administrator).

(ii)  Out-Of-Pocket and Related Expenses

The Trust, on behalf of the applicable Fund, shall reimburse Wells Fargo for all out-of-pocket and ancillary expenses reasonably incurred in providing the services described in the Fund Accounting Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) pricing, paydown, corporate action, credit and other reporting services (but only
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to the extent that the Trust requests that Wells Fargo use more than one reporting service with respect to a service), (ii) taxes, (iii) postage and delivery services, (iv) communications services, (v) electronic or facsimile transmission services, (vi) reproduction, (vii) printing and distributing financial statements, (viii) microfilm, microfiche and other storage medium and
(ix) Trust record storage and retention fees. In addition, any other expenses incurred by Wells Fargo at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.